UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7037 Old Madison Pike Huntsville, Alabama	35806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 382-5900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

ITC^DeltaCom, Inc. (“ITC^DeltaCom” or the “Company”) is hereby furnishing information regarding the Company’s preliminary selected operating results for the fiscal year ended December 31, 2009 and other financial and operating data.

The Company’s financial statements for the year ended December 31, 2009 are not yet available. As of the date of this current report, the Company has determined on a preliminary basis that its financial results for the year ended December 31, 2009 and as of December 31, 2009 will include the following:

•    total operating revenues of approximately $469 million;

•    total adjusted EBITDA, as defined by the Company, of approximately $88 million;

•    total adjusted unlevered free cash flow, as defined by the Company, of approximately $31 million;

•    total capital expenditures of approximately $58 million; and

•    as of December 31, 2009, a cash and cash equivalents balance of approximately $68 million.

These selected financial results are estimates and are subject to change. The Company has not completed its normal review procedures (including preparation of the annual report on Form 10-K) for the fiscal year ended December 31, 2009, and its independent registered public accounting firm has not completed its audit of the full year 2009 financial statements. There can be no assurance that the Company’s final results for 2009 will not differ from these estimates, including as a result of year-end closing procedures or review adjustments. Any differences between the Company’s final and estimated results could be material. In addition, these estimates should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) or as a measure of the Company’s performance. As a result of the foregoing considerations, investors are cautioned not to place undue reliance on this preliminary financial information.

Estimated Adjusted EBITDA. Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation and other income or loss, all as disclosed in the consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under GAAP. Information regarding ITC^DeltaCom’s reasons for presenting information about adjusted EBITDA and regarding material limitations with respect to the usefulness of this measurement is set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted EBITDA” in ITC^DeltaCom’s annual report on Form 10-K for the year ended December 31, 2008.

The following table sets forth a quantitative reconciliation of estimated adjusted EBITDA to estimated net loss, as estimated net loss is calculated in accordance with GAAP:

Year Ended December 31, 2009
(in millions)
Net loss	$(11)
Add back non-EBITDA items included in net loss:
Interest income and expense, net	27
Depreciation and amortization	69
Stock-based compensation	3
Other (income) loss	—

Adjusted EBITDA	$88

Estimated Adjusted Unlevered Free Cash Flow. Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable—construction, all as disclosed in the consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under GAAP. Information regarding ITC^DeltaCom’s reasons for presenting information about adjusted unlevered free cash flow and regarding material limitations with respect to the usefulness of this measurement is set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted Unlevered Free Cash Flow” in ITC^DeltaCom’s annual report on Form 10-K for the year ended December 31, 2008.

The following table sets forth a quantitative reconciliation of estimated adjusted unlevered free cash flow to estimated net cash provided by operating activities, as estimated net cash provided by operating activities is calculated in accordance with GAAP:

Year Ended December 31, 2009
(in millions)
Net cash provided by operating activities	$69
Adjustments to reconcile adjusted unlevered free cash flow to net cash provided by operating activities:
Elements included in net cash provided by (used in) operating activities not included in adjusted unlevered free cash flow:
Total changes in current operating assets and liabilities	(1)
Provision for doubtful accounts	(5)
Interest expense excluding amortization of debt issuance costs and debt discount, net of interest income	25
Other loss

Adjusted EBITDA	88
Less:
Capital expenditures	(58)
Change in accounts payable–construction	1

Adjusted unlevered free cash flow	$31

Voice Lines. The following table presents information about the Company’s voice lines in service as of December 31, 2009:

December 31, 2009
At period end:
Retail business voice lines in service(1)
UNE-T and UNE lines(2)	367,403
Resale and commercial agreement lines(3)	51,602

Total retail business voice lines in service	419,005

Wholesale voice lines in service(4)	8,004

Total business voice lines in service(5)	427,009

(1)	Lines in service includes only voice lines in service. Conversion of data services provided to customers to a voice line equivalent is excluded.
(2)	Facilities-based service offering in which ITC^DeltaCom provides local service through the Company’s owned and operated switching facilities.
(3)	Represent voice lines for local and mobile services provided under commercial agreements and by reselling incumbent local exchange carrier tariff offerings.

(4)	Represents primary rate interface circuits provided as part of the Company’s local interconnection services for Internet service providers.
(5)	Reported net of lines disconnected or canceled.

The following table presents the average monthly line churn rates (as defined below) for the periods presented for the Company’s retail business voice lines:

	Year Ended December 31,
	2006	2007	2008	2009
Resale, commercial agreement lines and UNE lines	2.0%	2.2%	2.0%	2.1%
UNE-T lines	1.0%	1.4%	1.4%	1.6%

	Three Months Ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Resale, commercial agreement lines and UNE lines	2.0%	2.1%	1.9%	1.8%	2.0%	2.0%	2.2%	2.0%
UNE-T lines	1.5%	1.3%	1.3%	1.5%	1.5%	1.6%	1.7%	1.5%

The Company defines its average monthly line churn rate as the average of monthly line churn for a given period. Monthly line churn is defined as the total number of lines disconnected in a particular month divided by the total number of lines on the network at the beginning of that month. Service (line) disconnects occur as part of the normal course of business and are primarily associated with competition from other providers, customer financial difficulties, discontinuance of certain non-core products, business contractions, cost cutting and industry consolidation. The Company believes that the economic downturn contributed to an increase in its monthly line churn beginning in late 2007 and continuing through the fiscal year ended December 31, 2009.

Core and Non-Core Revenue. The Company’s management differentiates between “core revenue,” which is derived from sales of products and services that are considered to be key to the Company’s business strategy, and “non-core revenue.”

The Company considers its core revenue to include the following:

•	Core retail revenue. The Company defines its core retail revenue as revenue it generates from sales of its integrated digital T-1 transmission line-based products, including local, data, long distance and mobile services which are bundled according to customer service requirements. The Company’s core retail revenue increased 15% in 2007 over 2006, 14% in 2008 over 2007 and 3% in the nine months ended September 30, 2009 over the nine months ended September 30, 2008.

•	Enterprise revenue. The Company defines enterprise revenue to include revenue generated by customers which the Company believes have the potential to spend over $25,000 per month on the Company’s products and services. Services provided to the Company’s enterprise customers typically include in-bound and out-bound voice services as well as data and local services. The Company’s enterprise revenue remained unchanged in 2007 compared to 2006, increased 11% in 2008 over 2007 and increased 5% in the nine months ended September 30, 2009 over the nine months ended September 30, 2008.

•	Core wholesale revenue. The Company’s core wholesale revenue consists of revenue from its broadband capacity services, which it provides to other communications companies. The Company’s wholesale core revenue declined 8% in 2007 from 2006, 4% in 2008 from 2007 and 6% in the nine months ended September 30, 2009 from the nine months ended September 30, 2008.

•	Equipment sales and services revenue. The Company derives non-recurring revenue from selling, installing and providing maintenance services for customer premise equipment. Revenue from equipment sales and services increased 3% from 2006 to 2007, decreased 19% in 2008 from 2007 and decreased 13% in the nine months ended September 30, 2009 from the nine months ended September 30, 2008.

Within both ITC^DeltaCom’s retail and wholesale customer bases, the Company recently has defined revenue from certain traditional telecommunications products to be “non-core revenue” because technological changes have led to the development of competing solutions for the types of customers that typically purchase such products. The Company currently considers its non-core revenue to include the following:

•	Non-core retail revenue. The Company defines its non-core retail revenue as revenue generated from sales of its basic telephone services supplying standard single line telephones, telephone lines and access to the public switched network, or “POTS,” as well as resale local service. The Company’s non-core retail revenue also includes outbound long distance usage-based revenue and revenue from access usage related to products which are no longer key to the Company’s business. Non-core retail revenue decreased 10% in 2007 from 2006, 16% in 2008 from 2007 and 20% in the nine months ended September 30, 2009 from the nine months ended September 30, 2008.

•	Non-core wholesale revenue. Non-core wholesale revenue includes revenue from the Company’s sales of dial-up Internet services, wholesale long distance and operator and directory-assisted traffic. The Company considers revenue generated by dial-up Internet access services to be non-core revenue due to the expansion of substitute broadband Internet services. The decline in demand for usage-based services at the retail level has contributed to the same decline in wholesale long distance services, as well as to declines in operator and directory-assisted traffic. Revenues from the Company’s non-core wholesale services decreased 30% in 2007 from 2006, 16% in 2008 from 2007 and 23% in the nine months ended September 30, 2009 from the nine months ended September 30, 2008.

The following table sets forth, for the periods indicated, the portions of the Company’s total operating revenues represented by the Company’s (1) core and non-core retail revenue, (2) core and non-core wholesale revenue, (3) enterprise revenue and (4) equipment sales and services revenue:

	Year Ended December 31,			Nine Months Ended September 30,
	2006	2007	2008	2008	2009
	(in thousands)
Retail revenue:
Core retail revenue	$200,985	$231,797	$265,345	$197,056	$202,135
Non-core retail revenue	153,213	137,440	115,337	89,109	71,425

Total retail revenue	$354,198	$369,237	$380,682	$286,165	$273,560

Wholesale revenue:
Core wholesale revenue	$59,470	$54,867	$52,666	$39,683	$37,184
Non-core wholesale revenue	22,315	15,723	13,132	9,883	7,623

Total wholesale revenue	$81,785	$70,590	$65,798	$49,566	$44,807

Enterprise revenue:	$29,934	$29,898	$33,299	$25,059	$26,237
Equipment sales and services revenue:	$21,723	$22,423	$18,084	$14,258	$12,373

Total operating revenue	$487,640	$492,148	$497,863	$375,048	$356,977

Estimated Core and Non-Core Revenue. The Company has determined on a preliminary basis that its total operating revenues for the year ended December 31, 2009 will include the following:

Year Ended December 31, 2009
(in millions)
Retail revenue:
Core retail revenue	$267
Non-core retail revenue	92

Total retail revenue	359

Wholesale revenue:
Core wholesale revenue	49
Non-core wholesale revenue	10

Total wholesale revenue	59

Enterprise revenue:	35
Equipment sales and services revenue:	16

Total operating revenues	$469

Cautionary Note on Forward-Looking Statements. This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “preliminary,” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its preliminary selected operating results for 2009 and expected financial position, including statements regarding revenues, liquidity, cash flow and other operating results, forecasted trends related to the markets in which it operates, and similar matters are forward-looking statements. These forward-looking statements reflect the Company’s current evaluation of existing trends and information and represent the Company’s judgment only as of the date of this current report. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and in the Company’s subsequent SEC reports, include the Company’s dependence on new product development, rapid technological and market changes, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

The information furnished in this Item 7.01 of this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: February 1, 2010	/s/ RICHARD E. FISH, JR.
Richard E. Fish, Jr.
Executive Vice President and Chief Financial Officer
(Duly Authorized Officer)